UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Landmark Apartment Trust of America, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on July 29, 2013 (the “July 29, 2013 Form 8-K”) to provide information relating to the acquisition of two multifamily apartment communities for the aggregate purchase price of approximately $54,770,000, including the assumption of mortgage indebtedness in the aggregate amount of approximately $35,805,952 as set forth in more detail below.

The acquisition of one of the properties described below was not conditioned upon the acquisition of the other property. While the acquisition of any one of the properties is individually insignificant for purposes of the reporting requirements of Form 8-K, the properties described in this Current Report on Form 8-K are related to the properties described in the July 29, 2013 Form 8-K and such properties are significant in the aggregate.

Landmark at Courtyard Villas Apartments (formerly known as Mission Courtyard Villas Apartments)

On October 30, 2013, the Company, through Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership”), and pursuant to an Agreement for Purchase and Sale of Real Property and Escrow Instructions between the Operating Partnership and Mission Courtyard Villas, DST, purchased (through a wholly-owned subsidiary of the Operating Partnership known as LAT Courtyard Villas, LLC) the multifamily residential apartment project formerly known as Mission Courtyard Villas, which has been renamed by the Company to be Landmark at Courtyard Villas (the “Courtyard Villas Property”). In connection with the purchase, LAT Courtyard Villas, LLC assumed an existing mortgage loan with an outstanding balance of approximately $14,013,949. The Courtyard Villas Property is an apartment community located in Mesquite, Texas, comprised of approximately 223,400 rentable square feet and containing 256 units. As of October 30, 2013, the Courtyard Villas Property was 96.7% occupied.

The existing mortgage loan assumed in connection with the purchase the Courtyard Villas Property had an outstanding balance as of closing of approximately $14,013,949 held by Fannie Mae. Interest accrues on the loan at a fixed rate of interest currently equal to 5.40% per annum, and the loan matures on April 1, 2016.

Landmark at Sutherland Park Apartments (formerly known as Mission Park Green Apartments)

On October 30, 2013, the Company, through the Operating Partnership, and pursuant to an Agreement for Purchase and Sale of Real Property and Escrow Instructions between the Operating Partnership and Mission Park Green, DST, purchased (through a wholly-owned subsidiary of the Operating Partnership known as LAT Park Green, LLC) the multifamily residential apartment project formerly known as Mission Park Green Apartments, which has been renamed by the Company to be Landmark at Sutherland Park (the “Sutherland Park Property”). In connection with the purchase, LAT Park Green, LLC assumed an existing mortgage loan with an outstanding balance of approximately $21,792,003. The Sutherland Park Property is an apartment community located in Plano, Texas, comprised of approximately 408,300 rentable square feet and containing 480 units. As of October 30, 2013, the Sutherland Park Property was 96.9% occupied.

The existing mortgage loan assumed in connection with the purchase the Sutherland Park Property had an outstanding balance as of closing of approximately $21,792,003 held by Fannie Mae. Interest accrues on the loan at a fixed rate of interest currently equal to 5.82% per annum, and the loan matures on January 1, 2018.

In evaluating the acquisition of the properties and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the properties, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary